Filed Under Rule 424(b)(3), Registration Statement No. 333-97157
 Pricing Supplement Number 56 Dated Monday, October 28, 2002
(To: Prospectus Dated August 20, 2002)

CUSIP Number	Aggregate Principal Amount	Price to Public	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
06050XHU0	$4,221,000.00	100.000%	1.500%	$4,157,685.00	5.000%	Semi-Annual	10/15/2012	04/15/2003	$22.78	YES	Subordinated Unsecured Notes
Redemption Information: Non-Callable
- Minimum Denomination $1,000.00 - Minimum Increments: $1,000.00
Joint Lead Managers and Lead Agents: Banc of America Securities LLC and INCAPITAL, LLC.  Agents:  A.G. Edwards & Sons, Inc., Charles Schwab & Co., Edward D. Jones & Co, L.P., Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber

CUSIP Number	Aggregate Principal Amount	Price to Public	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
06050XHW6	$4,203,000.00	100.000%	2.000%	$4,118,940.00	5.700%	Semi-Annual	10/15/2017	04/15/2003	$25.97	YES	Subordinated Unsecured Notes
Redemption Information: Callable at 100.000% on 10/15/2005 and every coupon date thereafter.
- Minimum Denomination: $1,000.00 - Minimum Increments: $1,000.00

The Bank of America InterNotes will be subject to redemption at the option of Bank of America, in whole on the interest payment date occuring 10/15/2005 and on any interest payment date thereafter at a redemption price equal to 100% of the principal amount of the Bank of America InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the noteholder and the trustee, as described in the prospectus.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC and Incapital LLC.  Agents:  A.G. Edwards & Sons, Inc., Charles Schwab & Co., Edward D. Jones & Co, L.P., Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber

CUSIP Number	Aggregate Principal Amount	Price to Public	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1stCoupon Amount	Survivor's Option	Product Ranking
06050XHX4	$9,294,000.00	100.000%	2.500%	$9,061,650.00	6.000%
Semi-annual
							10/15/2022	04/15/2003	$27.33	YES	Subordinated Unsecured Notes
Redemption Information: Callable at 100.000% on 10/15/2006 and every coupon date thereafter.
- Minimum Denomination: $1,000.00 - Minimum Increments: $1,000.00

The Bank of America Internotes will be subject to redemption at the option of Bank of America, in whole on the interest payment date occurring 10/15/2006 and on any interest payment date thereafter at a redemption price equal to 100% of the principal amount of the Bank of America InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the noteholder and the trustee, as described in the Prospectus.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC and Incapital LLC.  Agents:  A.G. Edwards & Sons, Inc., Charles Schwab & Co., Edward D. Jones & Co, L.P., Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber

CUSIP Number	Aggregate Principal Amount	Price to Public	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
06050XHY2	$27,613,000.00	100.000%	2.500%	$26,922,675.00	6.375%	Semi-Annual	10/15/2027	04/15/2003	$29.04	YES	Subordinated Unsecured Notes
Redemption Information: Callable at 100.000% on 10/15/2007 and every coupon date thereafter.
- Minimum Denomination: $1,000.00 - Minimum Increments: $1,000.00

The Bank of America Internotes will be subject to redemption at the option of Bank of America, in whole on the interest payment date occurring 10/15/2007 and on any interest payment date thereafter at a redemption price equal to 100% of the principal amount of the Bank of America InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the noteholder and the trustee, as described in the Prospectus.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC and Incapital LLC.  Agents:  A.G. Edwards & Sons, Inc., Charles Schwab & Co., Edward D. Jones & Co, L.P., Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber

Bank of America Corporation 100 North Tryon Street Charlotte, NC 28255	Trade Date: Monday, October 28, 2002 @12:00 PM ET
Settlement Date: Thursday, October 31, 2002
Moody's Investor Services Rating: Subordinated: Aa3
S&P Ratings Services Rating: Subordinated: A
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0262 via BNY Clearing Services, LLC

If the maturity date or an interest payment date for any note is not a business day (as term is defined in prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes(®) is the trade mark of INCAPITAL LLC. All RightsReserved

Bank of America $6,000,000,000 Bank of America Corporation InterNotes Prospectus Dated 20-Aug-02

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Filed Under Rule 424(b)(3), Registration Statement No. 333-97157
 Pricing Supplement Number 56 Dated Monday, October 28, 2002
(To: Prospectus Dated August 20, 2002)

CUSIP Number	Aggregate Principal Amount	Price to Public	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
060505401	$225,000,000.00	$25.00	3.150%	$217,912,500.00	6.500%	Quarterly	10/15/2032	01/15/2003	$0.33	YES	Subordinated Unsecured Notes
Redemption Information: Callable at 100.000% on 10/15/2007 and every coupon date thereafter.
- Minimum Denomination $1,000.00 - Minimum Increments: $1,000.00

The Bank of America InterNotes will be subject to redemption at the option of Bank of America, in whole on the interest payment date occurring 10/15/2007 and on any interest payment date thereafter at a redemption price equal to 100% of the principal amount of the Bank of America InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the noteholder and the trustee, as described in the prospectus.

Listing: These notes have been approved for listing on the New York Stock Exchange under the symbol IKJ, subject to official notice of issuance. We intend to list these notes on the New York Stock Exchange ("NYSE") and expect trading in these notes on the NYSE to begin within 30 days after the Settlement Date. In order to meet one of the requirements for listing these notes, the Agents have undertaken to sell these notes to a minimum of 400 beneficial holders. These notes are expected to trade flat in the secondary market. For additional tax information with respect to these notes to be listed on the NYSE, please refer to the section entitled "Tax Consequences to U.S. Holders" in our $6,000,000,000 Bank of America InterNotes Prospectus, dated August 20, 2002.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC and INCAPITAL, LLC.  Agents:  A.G. Edwards & Sons, Inc., Charles Schwab & Co., Edward D. Jones & Co, L.P., Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber

Bank of America Corporation 100 North Tryon Street Charlotte, NC 28255	Trade Date: Monday, October 28, 2002 @12:00 PM ET
Settlement Date: Thursday, October 31, 2002
Moody's Investor Services Rating: Subordinated: Aa3
S&P Ratings Services Rating: Subordinated: A
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0262 via BNY Clearing Services, LLC

If the maturity date or an interest payment date for any note is not a business day (as term is defined in prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes(®) is the trade mark of INCAPITAL LLC. All RightsReserved

Bank of America $6,000,000,000 Bank of America Corporation InterNotes Prospectus Dated 20-Aug-02